UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           December 31, 2008

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-26068	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Newport Center Drive Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:       (949) 480-8300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 31, 2008,  Screentone Systems Corporation, a subsidiary of Acacia Research Corporation, entered into an agreement with Eastman Kodak Company resolving patent litigation against Kodak in the case captioned Screentone Systems Corporation v. Canon U.S.A., Inc., Eastman Kodak Company, Panasonic Corporation of North America, Ricoh Americas Corporation, Konica Minolta Printing Solutions U.S.A., Inc., Kyocera Mita America, Inc., and Heidelberg USA, Inc., Case No. 2:07-cv-00340-DF, filed on August 8, 2007, before Judge David Folsom in the United States District Court for the Eastern District of Texas, and now assigned Case No. 8:08-cv-00408 CJC (ANx) in the United States District Court for the Central District of California; Canon U.S.A., Inc., Eastman Kodak Company, Panasonic Corporation of North America, Ricoh Americas Corporation, and Kyocera Mita America, Inc. v. Screetone Systems Corporation, Acacia Patent Acquisition Corporation, Acacia Research Corporation, and Paul S. Snypp, Case No. 07-1544, filed on October 1, 2007, before Judge Richard A. Jones in the United States District Court for the Western District of Washington, and now assigned Case No. 8:08-cv-00409 CJC (ANx) in the United States District Court for the Central District of California; and In re: Halftone Color Separations, Case No. 8:08-ml-01926 CJC (ANx) before Judge Cormac J. Carney in the United States District Court for the Central District of California.

On December 31, 2008, International Printer Corporation, a subsidiary of Acacia Research Corporation, entered into an agreement with Eastman Kodak Company resolving patent litigation, Case No. 2:07-cv-00361-TJW, that was pending in the United States District Court, Eastern District of Texas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION

Date: January 5, 2009	By: /s/ Paul R. Ryan
Name: Paul R. Ryan
Title: Chairman and Chief Executive Officer